Exhibit 99.2

Cleartronic CEO Announces Letter to Shareholders

October 11, 2011. BOCA RATON, FL – Dana Waldman, CEO of Cleartronic, Inc. (OTCBB: CLRI), announced today that a Letter to Shareholders has been filed on form 8-K with the Securities and Exchange Commission. Mr. Waldman encourages all shareholders to visit the SEC website www.sec.gov or visit the corporate website www.cleartronic.com to read the full text of the letter.

About Cleartronic, Inc.

Cleartronic, Inc. (OTCBB Symbol: CLRI) is a technology holding company that creates and acquires operating subsidiaries to develop, manufacture and sell products, services and integrated systems serving a range of market applications, from business enterprises to consumer products and services.

Cleartronic’s central mission is to leverage its underlying core technology and proven competencies into new, high-growth market applications, including the development of consumer products targeting large domestic and global markets.

Safe Harbor Statement

This press release may include predictions, estimates, opinions or statements that might be considered “forward-looking” under the provisions of the Private Securities Litigation Reform Act of 1995.  Such statements generally can be identified by phrases such as Cleartronic or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” or other, similar words or phrases.  Similarly, statements herein that describe Cleartronic’s business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements.

All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the expectations of Cleartronic or its management.  Investors should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this document.  Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward looking statements in light of new information or future events.  Investors should also review Cleartronic’s most recent Form 10-K and Form 10-Q filings for a more complete discussion of these factors and other risks, particularly under the heading “Risk Factors.”

For further information contact:

SHAREHOLDER RELATIONS:

Brian Barnes

Equiti-trend Advisors, LLC

1-800-585-6988